THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

March 18, 2010

Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC 20549

RE: New Millennium Products

We have read the statements that we understand New Millennium Products will include under Item 4.01 of the amended Form 8-K report it will file regarding the resignation of our firm. We agree with such statements made regarding our firm.

Regards,

/s/ The Blackwing Group, LLC

Certified Public Accountants